UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  March 14, 2006

                              ____________________

                         Commission File Number 0-22935

                             PEGASUS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


                   DELAWARE                               75-2605174
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

    CAMPBELL CENTRE I, 8350 NORTH CENTRAL EXPRESSWAY, SUITE 1900, DALLAS, TEXAS
                                      75206
                      (Address of principal executive office)
                                   (Zip Code)

       Registrant's telephone number, including area code: (214) 234-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     X     Soliciting  material  pursuant  to Rule 14a-12 under the Exchange Act
(17  CFR  240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.02     Results  of  Operations  and  Financial  Condition

On March 14, 2006, Pegasus Solutions, Inc. issued a press release announcing its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2005 as well as other business matters. Attached to this current report on Form 8-K is a copy of the related press release dated March 14, 2006.

The information included herein and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be incorporated by reference in any filing under the Securities Act of 1933.

Item  9.01     Financial  Statements  and  Exhibits.

     (d)     Exhibits

             Exhibit  Number                    Description
             ---------------                    -----------
                  99.1               Press  release  issued  March  14,  2006

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         PEGASUS SOLUTIONS, INC.


March  14,  2006                                         /s/  SUSAN K.CONNER
                                                       -------------------------
                                                       Chief  Financial  Officer

                                  EXHIBIT INDEX

          Exhibit  Number                              Description
          ---------------                              -----------
               99.1                          Press release issued March 14, 2006

              Exhibit 99.1     Press release issued March 14, 2006

                                             FOR  IMMEDIATE  RELEASE
                                             Investor  Contact:
                                             Susan  K.  Conner
                                             (214)  234-4140

                                             Media  Contact:
                                             Brian  Cummings
                                             Michael A. Burns & Associates
                                            (214)  521-8596

                    PEGASUS SOLUTIONS REPORTS FOURTH QUARTER
                          AND FISCAL YEAR 2005 RESULTS

Q4  2005  RESULTS
-----------------
-     Revenues  (GAAP):  $41.5  million
-     Net  income  per  share  (GAAP):  Basic  and  Diluted:  $0.04
-     Diluted  income  from  continuing  operations  per  share  (GAAP):  $0.03
-     Diluted  income  from  continuing  operations per share (adjusted):  $0.11

DALLAS, MARCH 14, 2006 - Pegasus Solutions, Inc. (Nasdaq: PEGS), a global leader in providing technology and services to hotels and travel distributors, today reported its financial results for the fourth quarter and year ended December 31, 2005.

"In December Pegasus announced that it had executed a definitive merger agreement with an equity group led by Prides Capital Partners, LLC, following a review of strategic alternatives for the company conducted with the assistance of Bear Stearns," said John F. Davis III, president, chief executive officer and chairman of Pegasus Solutions. "We expect the merger transaction to close in the first half of this year. Now and after the closing, our focus will continue to be on delivering technology and business process solutions that assist hotels and travel distributors in maximizing revenue and profitability." The transaction, which is subject to stockholder approval, is valued at approximately $275 million. Under the terms of the merger agreement, Pegasus stockholders not affiliated with the investment group will receive $9.50 in cash for each share of Pegasus common stock they hold. For further information, please refer to our proxy statement and Schedule 13E-3 filed with the Securities and Exchange Commission.

FOURTH QUARTER OVERVIEW(See tables included with this release for reconciliation
-----------------------
of  non-GAAP  measures  to  GAAP  measures.)
     - On a GAAP basis, revenues were $41.5 million for the quarter, compared to $44.4 million in the fourth quarter of 2004.
     - Income from continuing operations per diluted share was $0.03 for the quarter, including merger related costs, compared to $0.14 in the fourth quarter of 2004.

     - Adjusted income from continuing operations per diluted share was $0.11 for the quarter, compared to $0.20 in the year ago quarter. In addition to the exclusion of amortization of software and identifiable assets obtained through acquisitions in both quarters, fourth quarter 2005 adjusted per share results also exclude an after tax charge of $1.2 million primarily related to the transaction costs.
     - Adjusted EBITDA was $8.4 million or 20 percent of revenues for the quarter, compared to adjusted EBITDA of $9.6 million, or 22 percent of revenues, in the same quarter last year.
     - The cash balance (including auction rate securities) increased to $38.0 million at year end versus $30.2 million at September 30, 2005 as a result of positive operating cash flows and the timing of capital expenditures.

FISCAL  YEAR  2005  FINANCIAL RESULTS  (See  tables  included  with  release for
------------------------------------
reconciliation  of  non-GAAP  measures.)

     - Operating cash flows increased 2 percent to $30.6 million compared to $30.2 million in 2004.
     - Revenues decreased 5 percent to $175.5 million compared to $185.4 million in 2004.
     - Income from continuing operations per diluted share was $0.25, including merger related costs, compared to $0.53 in 2004.
     - Adjusted income per diluted share decreased to $0.48 compared to $0.64 in 2004.
     - Adjusted EBITDA was $32.7 million compared to adjusted EBITDA of $39.4 million in 2004 with an associated adjusted EBITDA margin of 18 percent, compared to 21 percent in 2004.

FOURTH  QUARTER  SERVICE  LINE  REVIEW
--------------------------------------
     - For Pegasus' distribution services, revenues were $6.0 million, up 3 percent from the year-ago quarter. During the fourth quarter, switch transactions increased 14 percent in total compared to the same quarter last year.
     - Representation services revenues were $15.3 million for the quarter. Due to reduced pricing and the transition of a significant Unirez by Pegasus customer to the company's central reservation service (CRS), revenue is down 12 percent compared to the prior year quarter. The company's Utell by Pegasus service was negatively impacted by a 7 percent decrease in reservation volume, a 6 percent decrease in the average commission earned and an approximate 7 percent decrease in the exchange rates of the British pound and the euro against the U.S. dollar, as compared to the prior year quarter. On a sequential quarter basis, the Utell by Pegasus average commission earned has stabilized and the representation portfolio count has increased more than 3 percent. Pegasus fourth quarter initiatives included representation product showcases and customer-focused revenue and yield management programs.

     - Reservation services revenues were $7.3 million, down 23 percent compared to the same period last year. The loss of a CRS customer was partially offset by the positive impact from a significant representation customer converting to the CRS service. Excluding the reservations attributable to those two customers, CRS transactions increased 6 percent. However, reduced pricing on contract renewals that took effect in early 2005 resulted in the year-over-year decrease in revenue.
     - Revenues for the company's financial services were $8.6 million, up 8 percent year-over-year, due to increased transactions and improved average daily room rates in the United States.

FINANCIAL  RESULTS
------------------
"Fourth quarter revenues of $41.5 million came in at the high end of our previous guidance," said Susan K. Conner, executive vice president and chief financial officer. "Our adjusted EPS for the fourth quarter was $0.11 and it excludes an after-tax charge of $1.2 million for costs primarily related to the merger transaction. A definitive agreement had not been signed at the time of our last conference call, and the fourth quarter guidance we provided did not exclude these costs. Accordingly, for our guidance we treated these after-tax costs as operating expenses. Had we excluded these transaction costs, our adjusted EPS guidance would have ranged from $0.08 to $0.11."

Davis concluded: "Pegasus has a rich heritage of providing services and technology solutions for hotels and travel distributors throughout the world. Our ability to anticipate industry trends and respond to customer needs is how we built this company. Moving forward, we plan to intensify our efforts on what we do best-helping our customers grow by providing our leading solutions to the market."

ABOUT  PEGASUS  SOLUTIONS,  INC.
--------------------------------
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a global leader in providing technology and services to hotels and travel distributors. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 60,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, and marketing representation services, including the consumer Web site, www.hotelbook.com. The company's
                                      -----------------
representation services, including Utell by Pegasus and Unirez by Pegasus , are used by more than 7,000 member hotels in more than 130 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 17 offices in 12 countries, including regional hubs in London, Singapore and Scottsdale, Arizona. For more information, please visit www.pegs.com.
-------------

FORWARD-LOOKING  STATEMENTS
---------------------------
Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, financial projections, estimated transaction volumes and expected average daily room rates, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to Pegasus' failure to complete the acquisition of the company as contemplated by the Agreement and Plan of Merger dated December 19, 2005 among Perseus Holding Corp., 406
Acquisition Corp. and the company, or delays with respect to such closing, terrorist acts or war, global health epidemics, variation in demand for and acceptance of the company's products and services, the level of product and price competition from existing and new competitors, delays in developing, marketing and deploying new products and services, the inability of the company to sell the PMS operations, risks associated with a PMS sale transaction and the inability of the company to terminate the PMS services as expected, as well as other risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's Annual Report on Form 10-K for the year ended December 31,2004. For further information regarding the merger agreement, please refer to the company's filings with the SEC.

USE  OF  NON-GAAP  FINANCIAL  MEASURES
--------------------------------------
Pegasus provides financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (GAAP). We believe that presentation of non-GAAP measures such as adjusted revenues, adjusted income from continuing operations per share, EBITDA and adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing the company's future earnings expectations. Our management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

Adjusted revenues consist of GAAP revenues adjusted for the items included in the accompanying reconciliation. Adjusted income from continuing operations per share consists of GAAP income from continuing operations per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable management and investors to more thoroughly evaluate our current performance as compared to past performance and provide a better baseline for assessing the company's future earnings expectations. However, these measures do not provide a complete picture of our operations. Therefore net income (loss) per share and revenues and income from continuing operations per share on both a non-GAAP basis and GAAP basis may need to be considered to get a comprehensive view of our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. We believe that EBITDA provides useful information to investors about the company's performance because it eliminates the effects of period to period changes in taxes, discontinued operations, cost associated with capital investments and interest income (expense). Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and adjusted EBITDA do not give effect to the cash the company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

Pegasus' calculation of adjusted revenues, adjusted income from continuing operations per share, EBITDA and adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile adjusted revenues and adjusted income from continuing operations per share to their most directly comparable GAAP measure and EBITDA and adjusted EBITDA to GAAP net income (loss) are included with this release.

AVAILABILITY  OF  INFORMATION
-----------------------------
Pegasus Solutions, Inc. has filed a preliminary Proxy Statement on Schedule 14A and Schedule 13E-3 with the SEC and intends to file a definitive Proxy Statement on Schedule 14A and Schedule 13E-3 with the SEC. Investors and security holders are advised to read Pegasus Solutions' definitive Proxy Statement and Schedule 13E-3 when they become available, because they will contain important information. Investors and security holders may obtain a copy of the definitive Proxy Statement on Schedule 14A (when filed) and Schedule 13E-3 from the SEC's Web site at www.sec.gov. Pegasus Solutions also will provide a copy of these materials without charge on its Web site at www.pegs.com.

Pegasus Solutions, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Pegasus Solutions. Information regarding the names of Pegasus Solutions' directors, executive officers and their respective interests in Pegasus Solutions by security holding or otherwise is set forth in Pegasus' proxy statement relating to the 2005 Annual Meeting of Stockholders, which may be obtained free of charge from the SEC's Web site at www.sec.gov and from Pegasus Solutions' Web site at www.pegs.com.
                                      # # #


                                      PEGASUS SOLUTIONS, INC.
                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                            (UNAUDITED)


                                                    Three Months Ended             Year Ended
                                                        December 31,               December 31,
                                                      --------------              --------------
                                                    2005            2004         2005       2004
                                               --------------  --------------  ---------  ---------

Revenues:
  Service revenues                                $37,244         $40,740      $158,127   $170,159
  Customer reimbursements                          4,244           3,704        17,355     15,253
                                               --------------  --------------  ---------  ---------
  Total revenues                                   41,488          44,444       175,482    185,412
                                               --------------  --------------  ---------  ---------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                 18,455          19,739       81,385     85,968
  Customer reimbursements                          4,244           3,704        17,355     15,253
                                             --------------  --------------  ---------  ---------
  Total costs of services                          22,699          23,443       98,740     101,221
                                             --------------  --------------  ---------  ---------
Research and development                                 929             637      3,391      3,676
General and administrative expenses                    5,967           5,655     23,688     23,878
Marketing and promotion expenses                       5,312           5,109     21,121     19,618
Depreciation and amortization                          5,073           4,069     18,963     17,516
                                               --------------  --------------  ---------  ---------
Operating income                                       1,508           5,531      9,579     19,503

Other income (expense):
  Gain on sale                                             -               -          -      1,961
  Interest expense, net                                 (244)           (339)    (1,294)    (1,862)
  Other                                                 (138)            948        130        814
                                               --------------  --------------  ---------  ---------
Income from continuing operations
  before income taxes                                  1,126           6,140      8,415     20,416

Income tax expense                                      (539)         (2,883)    (3,186)    (7,956)
                                               --------------  --------------  ---------  ---------

Income from continuing operations                        587           3,257      5,229     12,460

Discontinued operations, net of tax                      199          (1,482)   (12,884)    (4,475)
                                               --------------  --------------  ---------  ---------

Net income (loss)                              $         786   $       1,775   $ (7,655)  $  7,985
                                               ==============  ==============  =========  =========

Basic income (loss) per share:
  Continuing operations                        $        0.03   $        0.15   $   0.25   $   0.54
  Discontinued operations                               0.01           (0.07)     (0.62)     (0.19)
                                               --------------  --------------  ---------  ---------
  Net income (loss)                            $        0.04   $        0.08   $  (0.37)  $   0.35
                                               ==============  ==============  =========  =========

Diluted income (loss) per share:
  Continuing operations                        $        0.03   $        0.14   $   0.25   $   0.53
  Discontinued operations                               0.01           (0.05)     (0.62)     (0.17)
                                               --------------  --------------  ---------  ---------
  Net income (loss)                            $        0.04   $        0.09   $  (0.37)  $   0.36
                                               ==============  ==============  =========  =========

Weighted average shares outstanding:
  Basic                                               20,766          21,556     20,749     22,903
                                               ==============  ==============  =========  =========
  Diluted (See Note 1)                                20,890          25,556     20,952     26,941
                                               ==============  ==============  =========  =========


  Note
     (1) The company's fourth quarter and full year 2004 diluted per share data include approximately 3.7 million additional shares, applicable to its contingently convertible debt, in the weighted average share base used in the diluted per share computations. See attached reconciliation of per share computations.

          Subject to certain conditions, the company's convertible debt is convertible into common stock at a conversion price of approximately $20.13 per share.


                                      PEGASUS SOLUTIONS, INC.
                              RECONCILIATION OF PER SHARE COMPUTATIONS
                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                            (UNAUDITED)


                                                           Three Months Ended       Year Ended
                                                               December 31,         December 31,
                                                               ------------         ------------
                                                              2005      2004      2005       2004
                                                             -------  --------  ---------  --------

Income from continuing operations                       (a)  $   587  $ 3,257   $  5,229   $12,460

Discontinued operations, net of tax                     (b)      199   (1,482)   (12,884)   (4,475)
                                                             -------  --------  ---------  --------

Net income (loss)                                       (c)  $   786  $ 1,775   $ (7,655)  $ 7,985
                                                             =======  ========  =========  ========


Income from continuing operations                       (a)  $   587  $ 3,257   $  5,229   $12,460
  Adjustment for interest on convertible debt,
   net of tax                                                       -      406        -      1,789
                                                              -------  -------  --------  ---------
Income from continuing operations, as adjusted          (d)  $   587  $ 3,663   $  5,229   $14,249
                                                             =======  ========  =========  ========

Net income (loss)                                       (c)  $   786  $ 1,775   $ (7,655)  $ 7,985
  Adjustment for interest on convertible debt,
   net of tax                                                       -      406        -      1,789
                                                              -------  -------  --------  ---------
Net Income (loss), as adjusted                          (e)  $   786  $ 2,181   $ (7,655)  $ 9,774
                                                             =======  ========  =========  ========

Basic income (loss) per share:
  Continuing operations                             (a)/(f)  $  0.03  $  0.15   $   0.25   $  0.54
  Discontinued operations                           (b)/(f)     0.01    (0.07)     (0.62)    (0.19)
                                                             -------  --------  ---------  --------
  Net income (loss)                                 (c)/(f)  $  0.04  $  0.08   $  (0.37)  $  0.35
                                                             =======  ========  =========  ========

Diluted income (loss) per share:
  Continuing operations                             (d)/(g)  $  0.03  $  0.14   $   0.25   $  0.53
  Discontinued operations                           (b)/(g)     0.01    (0.05)     (0.62)    (0.17)
                                                             -------  --------  ---------  --------
  Net income (loss)                                 (e)/(g)  $  0.04  $  0.09   $  (0.37)  $  0.36
                                                             =======  ========  =========  ========


  Basic weighted average shares outstanding             (f)   20,766   21,556     20,749    22,903
  Dilutive effect of stock options                               124      274        203       312
  Dilutive effect of convertible debt (See Note 1)               -      3,726        -       3,726
                                                              -------  -------  --------  ---------
  Diluted weighted average shares outstanding           (g)   20,890   25,556     20,952    26,941
                                                             -------  --------  ---------  --------

  Note
     (1) Subject to certain conditions, the company's convertible debt is convertible into common stock at a conversion price of approximately $20.13 per share.


                                    PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                          (UNAUDITED)


                                                           Three Months Ended
                                                            December 31, 2005
                                               --------------------------------------------
                                               As Reported    Adjustments       Adjusted
                                              -------------  -------------     ----------
Revenues:
  Service revenues                            $     37,244   $          -           $  37,244
  Customer reimbursements                            4,244              -               4,244
                                              -------------  -------------          ----------
  Total revenues                                    41,488              -              41,488
                                              -------------  -------------          ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  18,455           (231)     (1)      18,224
  Customer reimbursements                            4,244              -                4,244
                                              -------------  -------------           ----------
  Total costs of services                           22,699           (231)              22,468
                                              -------------  -------------           ----------

Research and development                               929            (19)     (1)         910
General and administrative expenses                  5,967         (1,282)     (1)       4,685
Marketing and promotion expenses                     5,312           (268)     (1)       5,044
Depreciation and amortization                        5,073           (788)     (2)       4,285
                                              -------------  -------------              -------
Operating income                                     1,508          2,588                4,096

Other income (expense):
  Interest expense, net                               (244)             -                 (244)
  Other                                               (138)             -                 (138)
                                              -------------  -------------           ----------
Income from continuing operations
  before income taxes                                1,126          2,588                3,714

Income tax expense                                    (539)          (798)     (3)      (1,337)
                                              -------------  -------------              -------

Income from continuing operations                      587   $      1,790            $   2,377
                                                             =============           ==========

Discontinued operations, net of tax                    199
                                              -------------

Net Income                                    $        786
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.03                        $       0.11
                                                                                  =============
  Discontinued operations                             0.01
                                              -------------
  Net Income                                  $       0.04
                                              =============

Diluted weighted average shares outstanding         20,890              -               20,890
                                              =============  =============           ==========


  Notes:

     (1) To adjust for the impact of costs related to the merger agreement and severance.
     (2) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (3)  To  adjust  income  tax  expense  for  assumed  36%  tax  rate.


                                    PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                          (UNAUDITED)


                                                           Three Months Ended
                                                            December 31, 2004
                                               --------------------------------------------

                                               As Reported    Adjustments        Adjusted
                                              -------------  -------------       ----------
Revenues:
  Service revenues                            $     40,740   $          -        $  40,740
  Customer reimbursements                            3,704              -            3,704
                                              -------------  -------------       ----------
  Total revenues                                    44,444              -           44,444
                                              -------------  -------------       ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  19,739              -           19,739
  Customer reimbursements                            3,704              -            3,704
                                              -------------  -------------       ----------
  Total costs of services                           23,443              -           23,443
                                              -------------  -------------       ----------

Research and development                               637              -              637
General and administrative expenses                  5,655              -            5,655
Marketing and promotion expenses                     5,109              -            5,109
Depreciation and amortization                        4,069           (766)    (1)    3,303
                                              -------------  -------------          -------
Operating income                                     5,531            766            6,297

Other income (expense):
  Interest expense, net                               (339)             -             (339)
  Other                                                948              -              948
                                              -------------  -------------       ----------
Income from continuing operations
  before income taxes                                6,140            766            6,906

Income tax expense                                  (2,883)           259     (2)   (2,624)
                                              -------------  -------------          -------

Income from continuing operations                    3,257   $      1,025        $   4,282
                                                             =============       ==========

Discontinued operations, net of tax                 (1,482)
                                              -------------

Net income                                    $      1,775
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.14                    $       0.20
                                                                              =============
  Discontinued operations                            (0.05)
                                              -------------
  Net income                                  $       0.09
                                              =============

Diluted weighted average shares outstanding         25,556         (3,726)    (3)   21,830
                                              =============  =============          =======

     Notes:

     (1) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (2)  To  adjust  income  tax  expense  for  assumed  38%  tax  rate.
     (3) To exclude the dilutive effect of convertible debt - convertible at $20.13 per share.


                                     PEGASUS SOLUTIONS, INC.
             RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                           (UNAUDITED)


                                                                Year Ended
                                                            December 31, 2005
                                               --------------------------------------------
                                               As Reported    Adjustments        Adjusted
                                              -------------  -------------       ----------
Revenues:
  Service revenues                            $    158,127   $      1,500   (1)    $159,627
  Customer reimbursements                           17,355              -            17,355
                                              -------------  -------------        ----------
  Total revenues                                   175,482          1,500           176,982
                                              -------------  -------------        ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  81,385           (470) (1),(2)   80,915
  Customer reimbursements                           17,355              -            17,355
                                              -------------  -------------        ----------
  Total costs of services                           98,740           (470)           98,270
                                              -------------  -------------        ----------

Research and development                             3,391            (65)    (2)     3,326
General and administrative expenses                 23,688         (1,749)    (2)    21,939
Marketing and promotion expenses                    21,121           (351)    (2)    20,770
Depreciation and amortization                       18,963         (3,133)    (3)    15,830
                                              -------------  -------------         ---------
Operating income                                     9,579          7,268            16,847

Other income (expense):
  Interest expense, net                             (1,294)             -            (1,294)
  Other                                                130              -               130
                                              -------------  -------------        ----------
Income from continuing operations
  before income taxes                                8,415          7,268            15,683

Income tax expense                                  (3,186)        (2,460)    (4)    (5,646)
                                              -------------  -------------         ---------

Income from continuing operations                    5,229   $      4,808         $  10,037
                                                             =============        ==========

Discontinued operations, net of tax                (12,884)
                                              -------------

Net loss                                      $     (7,655)
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.25                     $       0.48
                                                                               =============
  Discontinued operations                            (0.62)
                                              -------------
  Net loss                                    $      (0.37)
                                              =============

Diluted weighted average shares outstanding         20,952              -            20,952
                                              =============  =============        ==========

  Notes:

     (1) To adjust for the impact of converting from monthly to weekly commission processing.
     (2) To adjust for the impact of costs related to the merger agreement, severance and facility closure costs
     (3) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (4)  To  adjust  income  tax  expense  for  assumed  36%  tax  rate.


                                    PEGASUS SOLUTIONS, INC.
            RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                          (UNAUDITED)


                                                                Year Ended
                                                            December 31, 2004
                                               --------------------------------------------
                                               As Reported    Adjustments          Adjusted
                                              -------------  -------------       ----------
Revenues:
  Service revenues                            $    170,159   $          -        $ 170,159
  Customer reimbursements                           15,253              -           15,253
                                              -------------  -------------       ----------
  Total revenues                                   185,412              -          185,412
                                              -------------  -------------       ----------

Costs of services (exclusive of depreciation
  and amortization shown separately below):
  Cost of services                                  85,968         (1,915)     (1)  84,053
  Customer reimbursements                           15,253              -           15,253
                                              -------------  -------------       ----------
  Total costs of services                          101,221         (1,915)          99,306
                                              -------------  -------------       ----------

Research and development                             3,676              -            3,676
General and administrative expenses                 23,878           (465)     (1)  23,413
Marketing and promotion expenses                    19,618              -           19,618
Depreciation and amortization                       17,516         (3,067)     (2)  14,449
                                              -------------  -------------          -------
Operating income                                    19,503          5,447           24,950

Other income (expense):
  Gain on sale                                       1,961         (1,961)     (3)       -
  Interest expense, net                             (1,862)             -           (1,862)
  Other                                                814              -              814
                                              -------------  -------------       ----------
Income from continuing operations
  before income taxes                               20,416          3,486           23,902

Income tax expense                                  (7,956)        (1,127)     (4)  (9,083)
                                              -------------  -------------          -------

Income from continuing operations                   12,460   $      2,359        $  14,819
                                                             =============       ==========

Discontinued operations, net of tax                 (4,475)
                                              -------------

Net income                                    $      7,985
                                              =============

Diluted income (loss) per share:
  Continuing operations                       $       0.53                    $       0.64
                                                                              =============
  Discontinued operations                            (0.17)
                                              -------------
  Net income                                  $       0.36
                                              =============

Diluted weighted average shares outstanding         26,941         (3,726)          23,215
                                              =============  =============       ==========

  Notes:

     (1) To adjust for severance and other non-recurring costs related to the company's information technology organization.
     (2) To adjust for amortization of software and identifiable intangible assets obtained through acquisitions.
     (3)  To  adjust  for  gain  on  sale  of  Travelweb  LLC.
     (4)  To  adjust  income  tax  expense  for  assumed  38%  tax  rate.


                             PEGASUS SOLUTIONS, INC.
    RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                  Three Months Ended December 31,
                                                  -------------------------------
                                                          2005      2004
                                                        --------  --------
Total revenues                                          $41,488   $44,444
                                                        ========  ========


Net income (loss)                                       $   786   $ 1,775
Reconciling items:
  Discontinued operations, net of tax                      (199)    1,482
  Income tax expense                                        539     2,883
  Gain on sale                                                -         -
  Interest expense, net                                     244       339
  Other income                                              138      (948)
  Depreciation and amortization                           5,073     4,069
                                                        --------  --------

EBITDA                                                  $ 6,581   $ 9,600
                                                        ========  ========

EBITDA margin                                                16%       22%
                                                        ========  ========

Adjustments:

  Costs related to the merger agreement and severance     1,800         -
                                                        --------  --------

Adjusted EBITDA                                         $ 8,381   $ 9,600
                                                        ========  ========

Adjusted EBITDA margin                                       20%       22%
                                                        ========  ========


                              PEGASUS SOLUTIONS, INC.
      RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
                                   (IN THOUSANDS)
                                    (UNAUDITED)


                                                             Year Ended December 31,
                                                             -----------------------
                                                                 2005       2004
                                                               ---------  ---------
Total revenues                                                 $175,482   $185,412
Adjustment:
  Impact of converting from monthly to weekly commission
    processing                                                    1,500          -
                                                               ---------  ---------

Adjusted revenues                                              $176,982   $185,412
                                                               =========  =========


Net income (loss)                                              $ (7,655)  $  7,985
Reconciling items:
  Discontinued operations, net of tax                            12,884      4,475
  Income tax expense                                              3,186      7,956
  Gain on sale                                                        -     (1,961)
  Interest expense, net                                           1,294      1,862
  Other income (expense)                                           (130)      (814)
  Depreciation and amortization                                  18,963     17,516
                                                               ---------  ---------

EBITDA                                                         $ 28,542   $ 37,019
                                                               =========  =========

EBITDA margin                                                        16%        20%
                                                               =========  =========

Adjustments:
  Net impact of converting from monthly to weekly commission
    processing                                                    1,350          -
  Costs related to the merger agreement, severance and
    facility closure                                              2,785      2,380
                                                               ---------  ---------

Adjusted EBITDA                                                $ 32,677   $ 39,399
                                                               =========  =========

Adjusted EBITDA margin                                               18%        21%
                                                               =========  =========


                             PEGASUS SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                               DECEMBER 31, DECEMBER 31,
                                                  2005        2004
                                                ---------    ---------
ASSETS

Cash and cash equivalents                       $ 32,315     $ 17,599
Auction rate securities                            5,700        5,650
Short-term investments                                 -        6,001
Accounts receivable, net                          23,786       28,551
Other current assets                               9,971        9,061
                                                ---------    ---------
  Total current assets                            71,772       66,862

Goodwill                                         163,156      163,585
Intangible assets, net                             4,357        5,827
Property and equipment, net                       59,067       80,326
Other noncurrent assets                           16,769       12,614
                                                ---------    ---------
    Total assets                                $315,121     $329,214
                                                =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities        $ 31,478     $ 29,531
Unearned revenue                                   6,519        6,763
Other current liabilities                          4,547        5,621
                                                ---------    ---------
  Total current liabilities                       42,544       41,915

Noncurrent uncleared commission checks             5,915        5,576
Other noncurrent liabilities                      17,535       19,407
Convertible debt                                  75,000       75,000

Commitments and contingencies

Stockholders' equity:
  Common stock                                       208          211
  Additional paid-in capital                     237,596      242,112
  Unearned compensation                             (273)        (408)
  Accumulated other comprehensive loss            (2,145)        (995)
  Accumulated deficit                            (61,259)     (53,604)
                                                ---------    ---------
    Total stockholders' equity                   174,127      187,316
                                                ---------    ---------
    Total liabilities and stockholders' equity  $315,121     $329,214
                                                =========    =========